SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2005

OXFORD MEDIA, INC.
(FORMERLY BECOMING ART INC.)
---------------------------
(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California 92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of IT Networks, Inc.

On September 22, 2005, Creative Business Concepts, Inc., a California corporation (“CBC”) and a wholly owned subsidiary of Oxford Media, Inc. (“Registrant”) closed that certain Agreement and Plan of Reorganization (the “Agreement”) with IT Networks, Inc., a California corporation (“IT NET”) in which, among other things:

(a) CBC acquired each outstanding share of common stock of IT NET in accordance with the provisions of the Agreement;

(b) Registrant issued an aggregate of 400,000 shares of Registrants to the former shareholders of IT NET;

(c) CBC hired the key employees of IT NET;

(d) IT NET became a direct, wholly-owned subsidiary of CBC; and

(e) IT NET was allowed to make certain payments to its former shareholders at Closing.

The Agreement was executed on September 19, 2005, but did not close until September 22, 2005, as a condition of closing was the execution and delivery of certain employment agreements, which did not take place until September 22, 2005.

IT Networks, Inc.

IT NET is a boutique technology firm located in Orange County, California specializing in Business & Organizational IT Consulting, Security Architecture, VoIP, Infrastructure Design, Migration & Project Management and Convergence. IT NET has been in the technology consulting market place and developed critical relationships with its corporate clientele for over the past 15 years. The depth of engineering expertise and leadership within IT NET will complement Registrant’s wholly-owned subsidiary, CBC, adding experience, capacity and technology management to their current engineering division. CBC specializes in network security and systems integration with a proven track record for its technology.

SECTION 2 - FINANCIAL INFORMATION

None

SECTION 3 - SECURITIES AND TRADING MARKETS

None

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

None

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

None

SECTION 6 - ASSET BACKED SECURITIES

None

SECTION 7 - REGULATION FD

None

SECTION 8 - OTHER EVENTS

None

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

10.1	Agreement and Plan of Reorganization

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD MEDIA, INC.

/s/ Thomas C. Hemingway
Thomas C. Hemingway, Chief Executive Officer

Date: September __, 2005